Exhibit 99.l

August 11, 2006

H&Q Life Sciences Investors

30 Rowes Wharf, Suite 430

Boston, MA 02110-3328

Re:                               H&Q Life Sciences Investors

Registration Statement on Form N-2

Securities Act Registration No. 333-133245

Investment Company Act File No. 811-06565

Ladies and Gentlemen:

We have acted as counsel for H&Q Life Sciences Investors, a Massachusetts business trust (“Trust”), and are familiar with the Trust’s above mentioned registration statement relating to the offer and sale of its shares of beneficial interest (the “Registration Statement”). The authorized shares of beneficial interest of the Trust are hereinafter referred to as the “Shares.”

For purposes of rendering the opinion set forth herein, we have made such examination of law as we deemed necessary and reviewed and relied upon the original version or a copy of each of the following documents:  (i) the Registration Statement, as amended by Pre-Effective Amendment No. 2 to be filed on the date hereof; (ii) the Trust’s Declaration of Trust dated February 20, 1992, as amended, certified by the Secretary of the Commonwealth of Massachusetts as of March 20, 2006, and by officers of the Trust as of the date hereof; (iii) the Trust’s By-Laws, as amended and restated, certified by officers of the Trust as of the date hereof; (iv) a Certificate of Good Standing dated August 10, 2006, issued by the Secretary of the Commonwealth of Massachusetts with respect to the Trust; and (v) resolutions of the Trust’s Board of Directors or a duly authorized committee thereof relating to the Registration Statement and the offer and sale of Shares, certified by officers of the Trust as of the date hereof.

U.S.  Austin  Boston  Charlotte  Harrisburg  Hartford  New York  Newport Beach  Palo Alto  Philadelphia  Princeton
San Francisco  Washington DC    EUROPE  Brussels  London  Luxembourg  Munich  Paris

Based upon such examination, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP